Exhibit 4.4

NOTES REGISTRATION RIGHTS AGREEMENT

by and among

Verso Paper Holdings LLC

Verso Paper Inc.

the subsidiaries of Verso Paper Holdings LLC party hereto

and

Evercore Group L.L.C.

Credit Suisse Securities (USA) LLC

Barclays Capital Inc.

as the Dealer Managers

Dated as of August 1, 2014

NOTES REGISTRATION RIGHTS AGREEMENT

This Notes Registration Rights Agreement (this “Agreement”) is made and entered into as of August 1, 2014, by and among Verso Paper Holdings LLC, a Delaware limited liability company (the “Company”), Verso Paper Inc., a Delaware corporation (the “Co-Issuer”), the subsidiaries of the Company listed on Schedule A hereto (collectively, the “Guarantors”) and Evercore Group L.L.C., Credit Suisse Securities (USA) LLC and Barclays Capital Inc. (collectively, the “Dealer Managers”), each of whom has agreed to severally act as dealer manager and solicitation agent, pursuant to the Dealer Manager Agreement (as defined below), for (a) (i) the Company and the Co-Issuer’s offer to exchange (the “Second Lien Notes Exchange Offer”) any and all of their outstanding 8.75% Second Priority Senior Secured Notes due 2019 for Second Priority Adjustable Senior Secured Notes (the “Initial Second Lien Notes”) issued by the Company and the Co-Issuer and fully and unconditionally guaranteed by the Guarantors (the “Second Lien Notes Guarantees”) and (ii) the Company and the Co-Issuer’s solicitation of consents the “Second Lien Notes Consent Solicitation” and, together with the Second Lien Notes Exchange Offer, (the “Second Lien Notes Exchange Offer and Consent Solicitation”) to certain proposed amendments to the indenture dated as of January 26, 2011, as amended and supplemented by a first supplemental indenture dated as of February 10, 2011, among the Company, the Co-Issuer, the guarantors named therein and Wilmington Trust Company, as trustee, and (b) (i) the Company and the Co-Issuer’s offer to exchange (the “Subordinated Notes Exchange Offer”) any and all of their outstanding 11 3⁄8% Senior Subordinated Notes due 2016 for Adjustable Senior Subordinated Notes (the “Initial Subordinated Notes”) issued by the Company and the Co-Issuer and fully and unconditionally guaranteed by the Guarantors (the “Subordinated Notes Guarantees”) and (ii) the Company and the Co-Issuer’s solicitation of consents (the “Subordinated Notes Consent Solicitation” and, together with the Subordinated Notes Exchange Offer, the “Subordinated Notes Exchange Offer and Consent Solicitation”) to certain proposed amendments to the indenture dated as of August 1, 2006, as amended and supplemented by a first supplemental indenture dated as of May 30, 2009, as further amended and supplemented by a second supplemental indenture dated as of January 10, 2011 and as further amended and supplemented by a third supplemental indenture dated as of May 8, 2012, among the Company, the Co-Issuer, the guarantors named therein and Wilmington Trust Company, as trustee. The Initial Second Lien Notes and the Second Lien Notes Guarantees thereof are herein collectively referred to as the “Initial Second Lien Securities.” The Initial Subordinated Notes and the Subordinated Notes Guarantees thereof are herein collectively referred to as the “Initial Subordinated Securities.”

Pursuant to the Agreement and Plan of Merger dated as of January 3, 2014, among Verso Paper Corp., Verso Merger Sub Inc. and NewPage Holdings Inc. (“NewPage”), Verso Merger Sub Inc. will merge with and into NewPage, with NewPage surviving as a direct, wholly owned subsidiary of the Company (the “Merger”). On the date of the completion of the Merger, the Additional Guarantor (as defined below) will enter into a joinder to this Agreement substantially in the form attached hereto as Annex A.

This Agreement is made pursuant to the Dealer Manager Agreement, dated July 2, 2014 (the “Dealer Manager Agreement”), among Verso Paper Corp., the Company, the Co-Issuer, the Guarantors and the Dealer Managers. In connection with the Dealer Manager Agreement, the Second Lien Notes Exchange Offer and Consent Solicitation, and the Subordinated Notes Exchange Offer and Consent Solicitation, the Company, the Co-Issuer and the Guarantors have agreed to provide the registration rights set forth in this Agreement.

The parties hereby agree as follows:

SECTION 1. Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:

Additional Guarantor: NewPage or its successor as of the date of the completion of the Merger.

Additional Interest: As defined in Section 5 hereof.

Advice: As defined in Section 6(c) hereof.

Agreement: As defined in the preamble hereto.

Broker-Dealer: Any broker or dealer registered under the Exchange Act.

Business Day: Any day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York City.

Co-Issuer: As defined in the preamble hereto.

Commission: The Securities and Exchange Commission.

Company: As defined in the preamble hereto.

Consummate: A registered Exchange Offer shall be deemed “Consummated” for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Securities Act of the Exchange Offer Registration Statement relating to the Second Lien Exchange Securities and Subordinated Exchange Securities to be issued in the Exchange Offer, (ii) the maintenance of such Exchange Offer Registration Statement as continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof, (iii) the delivery by the Company and the Co-Issuer to the Registrar under the Second Lien Indenture of Second Lien Exchange Securities in the same aggregate principal amount as the aggregate principal amount (subject to any adjustment in principal required by the Second Lien Indenture) of Initial Second Lien Securities that were tendered by Holders thereof pursuant to the Exchange Offer, and (iv) the delivery by the Company and the Co-Issuer to the Registrar under the Subordinated Indenture of Subordinated Exchange Securities in the same aggregate principal amount as the aggregate principal amount (subject to any adjustment in principal required by the Subordinated Indenture) of Initial Subordinated Securities that were tendered by Holders thereof pursuant to the Exchange Offer.

controlling person: As defined in Section 8(a) hereof.

Dealer Manager Agreement: As defined in the preamble hereto.

Dealer Managers: As defined in the preamble hereto.

Delay Period: As defined in Section 6(c) hereof.

Effectiveness Target Date: As defined in Section 5 hereof.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Exchange Offer: The registration by the Company and the Co-Issuer under the Securities Act of the Second Lien Exchange Securities and Subordinated Exchange Securities pursuant to a Registration Statement pursuant to which the Company and the Co-Issuer (a) offer the Holders of all outstanding Transfer Restricted Second Lien Securities the opportunity to exchange all such outstanding Transfer Restricted Second Lien Securities held by such Holders for Second Lien Exchange Securities in an aggregate principal amount equal to the aggregate principal amount (subject to any adjustment in principal required by the Second Lien Indenture) of the Transfer Restricted Second Lien Securities tendered in such exchange offer by such Holders and (b) offer the Holders of all outstanding Transfer Restricted Subordinated Securities the opportunity to exchange all such Transfer Restricted Subordinated Securities held by such Holders for Subordinated Exchange Securities in an aggregate principal amount equal to the aggregate principal amount (subject to any adjustment in principal required by the Subordinated Indenture) of the Transfer Restricted Subordinated Securities tendered in such exchange offer by such Holders.

Exchange Offer Registration Statement: The Registration Statement relating to the Exchange Offer, including the related Prospectus.

FINRA: The Financial Industry Regulatory Authority, Inc.

Free Writing Prospectus: Any free writing prospectus, as such term is defined in Rule 405 under the Securities Act, relating to any portion of the Initial Second Lien Securities or the Initial Subordinated Securities.

Guarantors: As defined in the preamble hereto.

Holders: As defined in Section 2(b) hereof.

Indemnified Holder: As defined in Section 8(a) hereof.

Initial Second Lien Notes: As defined in the preamble hereto.

Initial Second Lien Securities: As defined in the preamble hereto.

Initial Subordinated Notes: As defined in the preamble hereto.

Initial Subordinated Securities: As defined in the preamble hereto.

Merger: As defined in the preamble hereto.

NewPage: As defined in the preamble hereto.

Person: An individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

Prospectus: The prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

Registrar: The registrar under the Second Lien Indenture or the Subordinated Indenture, as applicable.

Registration Default: As defined in Section 5 hereof.

Registration Statement: Any registration statement of the Company and the Co-Issuer relating to (a) an offering of Second Lien Exchange Securities and Subordinated Exchange Securities pursuant to the Exchange Offer or (b) the registration for resale of Transfer Restricted Second Lien Securities and Transfer Restricted Subordinated Securities pursuant to a Shelf Registration Statement, which is filed pursuant to the provisions of this Agreement, in each case, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

Second Lien Exchange Securities: The Second Priority Adjustable Senior Secured Notes of the same series under the Second Lien Indenture as the Initial Second Lien Notes and the Second Lien Guarantees thereof, to be issued to Holders in exchange for Transfer Restricted Second Lien Securities pursuant to this Agreement.

Second Lien Indenture: The indenture dated as of August 1, 2014, by and among the Company, the Co-Issuer, the Guarantors and Wilmington Trust, National Association, as trustee, pursuant to which the Initial Second Lien Notes and the Second Lien Exchange Securities are to be issued, as such Second Lien Indenture is amended or supplemented from time to time in accordance with the terms thereof.

Second Lien Notes Consent Solicitation: As defined in the preamble hereto.

Second Lien Notes Exchange Offer: As defined in the preamble hereto.

Second Lien Notes Exchange Offer and Consent Solicitation: As defined in the preamble hereto.

Second Lien Notes Guarantees: As defined in the preamble hereto.

Securities Act: The Securities Act of 1933, as amended.

Shelf Registration Statement: As defined in Section 4(a) hereof.

Subordinated Exchange Securities: The Adjustable Senior Subordinated Notes of the same series under the Subordinated Indenture as the Initial Subordinated Notes and the Subordinated Guarantees thereof, to be issued to Holders in exchange for Transfer Restricted Subordinated Securities pursuant to this Agreement.

Subordinated Indenture: The indenture dated as of August 1, 2014, by and among the Company, the Co-Issuer, the Guarantors and Wilmington Trust, National Association, as trustee, pursuant to which the Initial Subordinated Notes and the Subordinated Exchange Securities are to be issued, as such Subordinated Indenture is amended or supplemented from time to time in accordance with the terms thereof.

Subordinated Notes Consent Solicitation: As defined in the preamble hereto.

Subordinated Notes Exchange Offer: As defined in the preamble hereto.

Subordinated Notes Exchange Offer and Consent Solicitation: As defined in the preamble hereto.

Subordinated Notes Guarantees: As defined in the preamble hereto.

Transfer Restricted Second Lien Securities: Each Initial Second Lien Security until the earliest to occur of (a) the date on which such Initial Second Lien Security is exchanged in the Exchange Offer for a Second Lien Exchange Security entitled to be resold to the public by the holders thereof without complying with the prospectus delivery requirements of the Securities Act, (b) the date on which such Initial Second Lien Security has been effectively registered under the Securities Act and disposed of in accordance with a Shelf Registration Statement or (c) the date on which such Initial Second Lien Security is distributed to the public pursuant to Rule 144 under the Securities Act by a Broker-Dealer pursuant to the “Plan of Distribution” contemplated by the Exchange Offer Registration Statement (including delivery of the Prospectus contained therein).

Transfer Restricted Subordinated Securities: Each Initial Subordinated Security until the earliest to occur of (i) the date on which such Initial Subordinated Security is exchanged in the Exchange Offer for a Subordinated Exchange Security entitled to be resold to the public by the holders thereof without complying with the prospectus delivery requirements of the Securities Act, (b) the date on which such Initial Subordinated Security has been effectively registered under the Securities Act and disposed of in accordance with a Shelf Registration Statement or (c) the date on which such Initial Subordinated Security is distributed to the public pursuant to Rule 144 under the Securities Act by a Broker-Dealer pursuant to the “Plan of Distribution” contemplated by the Exchange Offer Registration Statement (including delivery of the Prospectus contained therein).

Trustee: The trustee under the Second Lien Indenture or the Subordinated Indenture, as applicable.

Trust Indenture Act: The Trust Indenture Act of 1939, as amended.

Underwritten Registration or Underwritten Offering: A registration in which securities of the Company, the Co-Issuer and the Guarantors are sold to an underwriter for reoffering to the public.

SECTION 2. Securities Subject To This Agreement.

(a) Transfer Restricted Second Lien Securities and Transfer Restricted Subordinated Securities. The securities entitled to the benefits of this Agreement are the Transfer Restricted Second Lien Securities and the Transfer Restricted Subordinated Securities.

(b) Holders of Transfer Restricted Second Lien Securities or Transfer Restricted Subordinated Securities. A Person is deemed to be a holder of Transfer Restricted Second Lien Securities or Transfer Restricted Subordinated Securities (each, a “Holder”) whenever such Person owns Transfer Restricted Second Lien Securities or Transfer Restricted Subordinated Securities.

SECTION 3. Registered Exchange Offer.

(a) Unless the Exchange Offer shall not be permissible under applicable law or Commission policy (after the procedures set forth in Section 6(a) hereof have been complied with), each of the Company, the Co-Issuer and the Guarantors shall (i) use its commercially reasonable efforts to prepare and file with the Commission the Exchange Offer Registration Statement on an appropriate form under the Securities Act, (ii) use its commercially reasonable efforts to cause the Exchange Offer Registration Statement to become effective as promptly as possible (unless it becomes effective automatically upon filing), but in no event later than 365 days after the earlier of (A) the closing of the Merger and (B) August 1, 2014 (or if such 365th day is not a Business Day, the next succeeding Business Day), (iii) in connection with the foregoing, (A) file all pre-effective amendments to the Exchange Offer Registration Statement as may be necessary in order to cause the Exchange Offer Registration Statement to become effective, (B) if applicable, file a post-effective amendment to the Exchange Offer Registration Statement pursuant to Rule 430A under the Securities Act and (C) cause all necessary filings in connection with the registration and qualification of the Second Lien Exchange Securities and the Subordinated Exchange Securities to be made under the state securities or blue sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and (iv) upon the effectiveness of the Exchange Offer Registration Statement, commence the Exchange Offer. The Exchange Offer Registration Statement shall be on the appropriate form permitting registration of the Second Lien Exchange Securities and the Subordinated Exchange Securities to be offered in exchange for the Transfer Restricted Second Lien Securities and the Transfer Restricted Subordinated Securities, respectively, and to permit resales of Second Lien Exchange Securities and Subordinated Exchange Securities acquired by Broker-Dealers in exchange for Initial Second Lien Securities and Initial Subordinated Securities, respectively, as contemplated by Section 3(c) hereof.

(b) The Company, the Co-Issuer and the Guarantors shall cause the Exchange Offer Registration Statement to be effective continuously and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 30 days after the date notice of the Exchange Offer is mailed to the Holders. The Company and the Co-Issuer shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Second

Lien Exchange Securities and the Subordinated Exchange Securities shall be included in the Exchange Offer Registration Statement. The Company and the Co-Issuer shall use their commercially reasonable efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event later than 30 days after the date notice of the Exchange Offer is required to be mailed to the Holders (or if such 30th day is not a Business Day, the next succeeding Business Day).

(c) The Company and the Co-Issuer shall indicate in a “Plan of Distribution” section contained in the Prospectus forming a part of the Exchange Offer Registration Statement that any Broker-Dealer who holds Initial Second Lien Securities or Initial Subordinated Securities that are Transfer Restricted Second Lien Securities or Transfer Restricted Subordinated Securities and that were acquired for its own account as a result of market-making activities or other trading activities (other than Transfer Restricted Second Lien Securities or Transfer Restriction Subordinated Securities acquired directly from the Company and the Co-Issuer) may exchange such Initial Second Lien Securities or Initial Subordinated Securities pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Second Lien Exchange Securities or the Subordinated Exchange Securities received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such “Plan of Distribution” section shall also contain all other information with respect to such resales by Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such “Plan of Distribution” shall not name any such Broker-Dealer or disclose the amount of Initial Second Lien Securities or Initial Subordinated Securities held by any such Broker-Dealer except to the extent required by the Commission.

Each of the Company, the Co-Issuer and the Guarantors shall use its commercially reasonable efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) hereof to the extent necessary to ensure that it is available for exchanges of Initial Second Lien Securities and Initial Subordinated Securities and resales of Second Lien Exchange Securities and Subordinated Exchange Securities acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period ending on the earlier of (i) 180 days from the date on which the Exchange Offer Registration Statement is declared effective and (ii) the date on which a Broker-Dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities.

The Company and the Co-Issuer shall provide sufficient copies of the latest version of such Prospectus to Broker-Dealers promptly upon request at any time during such 180-day (or shorter as provided in the foregoing sentence) period in order to facilitate such resales.

SECTION 4. Shelf Registration.

(a) Shelf Registration. If (i) the Company and the Co-Issuer are not required to file an Exchange Offer Registration Statement or to Consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy (after the procedures set forth in Section 6(a) hereof have been complied with), or (ii) with respect to any Holder of Transfer Restricted Securities (A) such Holder is prohibited by applicable law or Commission policy from participating in the Exchange Offer, or (B) such Holder may not resell the Second Lien Exchange Securities or Subordinated Exchange Securities acquired by it in the Exchange Offer to the public without delivering a prospectus (other than by reason of such Holder’s status as an affiliate of the Company or the Co-Issuer) and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder, or (C) such Holder is a Broker-Dealer and holds Initial Second Lien Securities or Initial Subordinated Securities acquired directly from the Company, the Co-Issuer or one of their affiliates, then, upon such Holder’s request prior to the 20th day following Consummation of the Exchange Offer, the Company, the Co-Issuer and the Guarantors shall:

(i) cause to be filed a shelf registration statement pursuant to Rule 415 under the Securities Act, which may be an amendment to the Exchange Offer Registration Statement (in either event, the “Shelf Registration Statement”), which Shelf Registration Statement shall provide for resales of all Transfer Restricted Second Lien Securities and all Transfer Restricted Subordinated Securities, the Holders of which shall have provided the information required pursuant to Section 4(b) hereof; and

(ii) use their commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective by the Commission as promptly as possible (unless it becomes effective automatically upon filing), and in any event on or prior to the 365th day after the obligation to file such Shelf Registration Statement arises (or if such 365th day is not a Business Day, the next succeeding Business Day).

Each of the Company, the Co-Issuer and the Guarantors shall use its commercially reasonable efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for resales of Initial Second Lien Securities and Initial Subordinated Securities by the Holders of Transfer Restricted Second Lien Securities and Transfer Restricted Subordinated Securities entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least one year following the effective date of such Shelf Registration Statement (or shorter period that will terminate when all the Initial Second Lien Securities and all the Initial Subordinated Securities covered by such Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement). During the period during which the Company, the Co-Issuer and the Guarantors are required to maintain an effective Shelf Registration Statement pursuant to this Agreement, the Company, the Co-Issuer and the Guarantors shall, prior to the expiration of that Shelf Registration Statement, file, and use their commercially reasonable efforts to cause to be declared effective (unless it becomes effective automatically upon filing) within a period that avoids any interruption in the ability of Holders of Initial Second Lien Securities or Initial Subordinated Securities covered by the expiring Shelf Registration Statement to make registered dispositions, a new registration statement relating to the Initial Second Lien Securities and the Initial Subordinated Securities, which shall be deemed the “Shelf Registration Statement” for purposes of this Agreement.

(b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Second Lien Securities or Transfer Restricted Subordinated Securities may include any of its Transfer Restricted Second Lien Securities or Transfer Restricted Subordinated Securities, as the case may be, in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder provides to the Company and the Co-Issuer in writing, within 20 Business Days after receipt of a request therefor, such information as the Company and the Co-Issuer may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein or amendment or supplement thereto or Free Writing Prospectus. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company and the Co-Issuer all information required to be disclosed in order to make the information previously furnished to the Company and the Co-Issuer by such Holder not materially misleading.

SECTION 5. Additional Interest. If (i) any of the Registration Statements required by this Agreement has not been declared effective by the Commission (or become automatically effective) on or prior to the date specified for such effectiveness in this Agreement (the “Effectiveness Target Date”), (ii) the Exchange Offer has not been Consummated within 30 Business Days after the Effectiveness Target Date with respect to the Exchange Offer Registration Statement, or (iii) any Registration Statement required by this Agreement is filed and declared effective but thereafter ceases to be effective or fails to be usable for its intended purpose without being succeeded immediately by a post-effective amendment to such Registration Statement that cures such failure and that is itself immediately declared or automatically becomes effective (except in the case of a Registration Statement that ceases to be effective or usable as specifically permitted by the last paragraph of Section 6 hereof) (each such event referred to in clauses (i) through (iii), a “Registration Default”), the Company and the Co-Issuer hereby agree that the interest rate borne by the Transfer Restricted Second Lien Securities and Transfer Restricted Subordinated Securities, as applicable, shall be increased by 0.25% per annum with respect to the first 90-day period immediately following the occurrence of any Registration Default and shall increase by an additional 0.25% per annum with respect to each subsequent 90-day period, but in no event shall such increase exceed 1.00% per annum (each such increase, the “Additional Interest”). Following the earliest of (x) the cure of all Registration Defaults relating to the Transfer Restricted Second Lien Securities and Transfer Restricted Subordinated Securities, as applicable, and (y) the date on which the Transfer Restricted Second Lien Securities and the Transfer Restricted Subordinated Securities cease to be Transfer Restricted Second Lien Securities and Transfer Restricted Subordinated Securities, as applicable, the interest rate borne by the Transfer Restricted Second Lien Securities and the Transfer Restricted Subordinated Securities, as applicable, shall be reduced to the original interest rate borne by such Transfer Restricted Second Lien Securities and such Transfer Restricted Subordinated Securities, as applicable; provided, however, that, if after any such reduction in interest rate, a different Registration Default occurs, the interest rate borne by the Transfer Restricted Second Lien Securities and the Transfer Restricted Subordinated Securities, as applicable, shall again be increased pursuant to the foregoing provisions.

Notwithstanding the foregoing, (i) the amount of Additional Interest payable shall not increase because more than one Registration Default has occurred and is pending and (ii) a Holder of Transfer Restricted Second Lien Securities or Transfer Restricted Subordinated Securities that is not entitled to the benefits of the Shelf Registration Statement (because, e.g., such Holder has not elected to include information or has not timely delivered such information to the Company and the Co-Issuer pursuant to Section 4(b) hereof) shall not be entitled to Additional Interest with respect to a Registration Default that pertains to the Shelf Registration Statement.

All obligations of the Company, the Co-Issuer and the Guarantors set forth in this section that are outstanding with respect to any Transfer Restricted Second Lien Security or any Transfer Restricted Subordinated Security at the time such security ceases to be a Transfer Restricted Second Lien Security or a Transfer Restricted Subordinated Security, as applicable, shall survive until such time as all such obligations with respect to such security shall have been satisfied in full.

SECTION 6. Registration Procedures.

(a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Company, the Co-Issuer and the Guarantors shall comply with all of the provisions of Section 6(c) hereof, shall use their commercially reasonable efforts to effect such exchanges to permit the sale of Transfer Restricted Second Lien Securities and Transfer Restricted Subordinated Securities being sold in accordance with the intended method or methods of distribution thereof, and shall comply with all of the following provisions:

(i) If in the reasonable opinion of counsel to the Company and the Co-Issuer there is a question as to whether the Exchange Offer is permitted by applicable law with regard to the Initial Second Lien Securities or the Initial Subordinated Securities (or any portion thereof), each of the Company, the Co-Issuer and the Guarantors hereby agrees to seek a favorable decision from the Commission allowing the Company, the Co-Issuer and the Guarantors to Consummate the Exchange Offer with regard to such Initial Second Lien Securities or such Initial Subordinated Securities (or such portion thereof), as the case may be. Each of the Company, the Co-Issuer and the Guarantors hereby agrees to pursue the issuance of such a decision to the Commission staff level but shall not be required to take commercially unreasonable action to effect a change of Commission policy. Each of the Company, the Co-Issuer and the Guarantors hereby agrees, however, to (A) participate in telephonic conferences with the Commission, (B) deliver to the Commission staff an analysis prepared by counsel to the Company and the Co-Issuer setting forth the legal bases, if any, upon which such counsel has concluded that such Exchange Offer should be permitted and (C) diligently pursue a favorable resolution by the Commission staff of such submission.

(ii) As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Second Lien Securities or Transfer Restricted Subordinated Securities shall furnish, upon the request of the Company and the Co-Issuer, prior to the Consummation of the Exchange Offer, a written representation to the Company and the Co-Issuer (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate of the Company or the Co-Issuer, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Second Lien Exchange Securities or the Subordinated Exchange Securities to be issued in the Exchange Offer and (C) it is acquiring the Second Lien Exchange Securities or the Subordinated Exchange Securities in its ordinary course of business. In addition, all such Holders of Transfer Restricted Second Lien Securities or Transfer Restricted Subordinated Securities shall otherwise cooperate in the Company’s and the Co-Issuer’s preparations for the Exchange Offer.

Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (which may include any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Second Lien Exchange Securities or Subordinated Exchange Securities obtained by such Holder in exchange for Initial Second Lien Securities or Initial Subordinated Securities acquired by such Holder directly from the Company and the Co-Issuer.

(b) Shelf Registration Statement. In connection with the Shelf Registration Statement, each of the Company, the Co-Issuer and the Guarantors shall comply with all the provisions of Section 6(c) hereof and shall use its commercially reasonable efforts to effect such registration (unless automatically declared effective) to permit the sale of the Transfer Restricted Second Lien Securities and Transfer Restricted Subordinated Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto each of the Company, the Co-Issuer and the Guarantors will as expeditiously as is commercially reasonable prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Transfer Restricted Second Lien Securities and the Transfer Restricted Subordinated Securities in accordance with the intended method or methods of distribution thereof.

(c) General Provisions. In connection with any Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Second Lien Securities and Transfer Restricted Subordinated Securities and any Free Writing Prospectus (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of Second Lien Exchange Securities and Subordinated Exchange Securities by Broker-Dealers and any Free Writing Prospectus related thereto), each of the Company, the Co-Issuer and the Guarantors shall:

(i) use its commercially reasonable efforts to keep such Registration Statement continuously effective during the period required by this Agreement and provide all requisite financial statements (including, if required by the Securities Act or any regulation thereunder, financial statements of the Guarantors for the period specified in Section 3 or 4 hereof, as applicable); upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Second Lien Securities or Transfer Restricted Subordinated Securities during the period required by this Agreement, the Company and the Co-Issuer shall file promptly an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use its commercially reasonable efforts to cause such amendment to be declared effective (unless automatically declared effective) and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

(ii) prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as applicable, or such shorter period as will terminate when all Transfer Restricted Second Lien Securities and all Transfer Restricted Subordinated Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, cause such Prospectus supplement to be filed pursuant to Rule 424 under the Securities Act, and comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

(iii) advise the underwriter(s), if any, and selling Holders promptly and, if requested by such Persons, confirm such advice in writing, (A) when any Registration Statement, Prospectus, Prospectus supplement, post-effective amendment or Free Writing Prospectus has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act, of the suspension by any state securities commission of the qualification of the Transfer Restricted Second Lien Securities or the Transfer Restricted Subordinated Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, of the issuance by the Commission of a notification of objection to the use of the form on which the Registration Statement has been filed, or of the happening of any event that causes the Company or Co-Issuer to become an “ineligible issuer,” as defined in Commission Rule 405, and (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement or a notification of objection to the use of the form on which the Registration Statement has been filed or if any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Second Lien Securities or the Transfer Restricted Subordinated Securities under state securities or blue sky laws, each of the Company, the Co-Issuer and the Guarantors shall use its commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest practicable time;

(iv) (A) furnish without charge copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement) to each of the Dealer Managers, each selling Holder named in any Registration Statement that has requested such copies, if any, and each of the underwriter(s), if any, before filing such documents with the Commission, which documents will be subject to the review and comment of such Dealer Managers, requesting Holders and underwriter(s) in connection with such sale, if any, for a period of at least five Business Days, and neither the Company nor the Co-Issuer will file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which a Dealer Manager or requesting Holder of Transfer Restricted Second Lien Securities or Transfer Restricted Subordinated Securities covered by such Registration Statement or the underwriter(s), if any, shall reasonably object in writing within five Business Days after the receipt thereof (such objection to be deemed timely made upon confirmation of telecopy transmission within such period). The objection of a Dealer Manager, requesting Holder, if any, or underwriter, if any, shall be deemed to be reasonable if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission;

(B) furnish without charge to each of the Dealer Managers before filing with the Commission, a copy of any Free Writing Prospectus, which will be subject to the review and comment of the Dealer Managers for a period of at least five Business Days, and neither the Company nor the Co-Issuer will file any such Free Writing Prospectus to which the Dealer Managers holding Transfer Restricted Second Lien Securities or Transfer Restricted Subordinated Securities covered by such Registration Statement have reasonably objected in writing within five Business Days after the receipt thereof (such objection to be deemed timely made upon confirmation of telecopy transmission within such period). The objection of such Dealer Managers shall be deemed to be reasonable if such Free Writing Prospectus as proposed to be filed, together with any related Registration Statement, Prospectus, preliminary Prospectus, amendment or supplement, as applicable, contains a material misstatement or omission;

(v) promptly prior to the filing of any document that is to be incorporated by reference into a Shelf Registration Statement or Prospectus, provide copies of such document to the Dealer Managers, each selling Holder named in any Shelf Registration Statement that has requested such documents, if any, and to the underwriter(s), if any; make the Company’s, the Co-Issuer’s and the Guarantors’ representatives available for discussion of such document and other customary due diligence matters, subject to customary confidentiality agreements; and include such information in such document prior to the filing thereof as such selling Holders or underwriter(s), if any, reasonably may request;

(vi) make available, subject to customary confidentiality agreements, at reasonable times for inspection by the Dealer Managers, each selling Holder named in any Registration Statement, if any, the managing underwriter(s), if any, participating in any disposition pursuant to such Registration Statement and any attorney or accountant retained by such Dealer Managers, Holders, or any of the underwriter(s), all financial and other records, pertinent corporate documents and properties of each of the Company, the Co-Issuer and the Guarantors, and cause the Company’s, the Co-Issuer’s and the Guarantors’ officers, directors and employees to supply all information, in each case as shall be reasonably necessary to enable any such Holder, underwriter, attorney or accountant to exercise any applicable responsibilities in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness and to participate in meetings with investors to the extent reasonably requested by the managing underwriter(s), if any;

(vii) if requested by any selling Holders or the underwriter(s), if any, promptly incorporate in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the “Plan of Distribution” of the Transfer Restricted Second Lien Securities and the Transfer Restricted Subordinated Securities, information with respect to the principal amount of Transfer Restricted Second Lien Securities and Transfer Restricted Subordinated Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Second Lien Securities and Transfer Restricted Subordinated Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company and the Co-Issuer are notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(viii) cause the Transfer Restricted Second Lien Securities and the Transfer Restricted Subordinated Securities covered by the Registration Statement to be rated with the appropriate rating agencies, if so requested, in each case, by the Holders of a majority in aggregate principal amount of Transfer Restricted Second Lien Securities and the Transfer Restricted Subordinated Securities, as applicable, covered thereby or the underwriter(s), if any;

(ix) furnish to each Dealer Manager, each selling Holder and each of the underwriter(s), if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including financial statements and schedules, all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

(x) deliver to each selling Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; each of the Company, the Co-Issuer and the Guarantors hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Second Lien Securities and the Transfer Restricted Subordinated Securities covered by the Prospectus or any amendment or supplement thereto;

(xi) in connection with the filing of a Shelf Registration Statement, enter into such agreements (including an underwriting agreement), and make such representations and warranties, and take all such other commercially reasonable actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Second Lien Securities and the Transfer Restricted Subordinated Securities pursuant to any Shelf Registration Statement contemplated by this Agreement, all to such extent as may be reasonably requested by any Dealer Manager or by any Holder of Transfer Restricted Second Lien Securities or Transfer Restricted Subordinated Securities or any underwriter in connection with any sale or resale pursuant to any Registration Statement contemplated by this Agreement; and whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, each of the Company, the Co-Issuer and the Guarantors shall:

(A) furnish to each Dealer Manager, each selling Holder and each underwriter, if any, in such substance and scope as they may reasonably request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the date of the effectiveness of the Shelf Registration Statement:

(1) a certificate, dated the date of effectiveness of the Shelf Registration Statement, signed by (y) the President or any Vice President and (z) a principal financial or accounting officer of each of the Company, the Co-Issuer and the Guarantors, confirming, as of the date thereof, the matters set forth in Section 6(d) of the Dealer Manager Agreement and such other matters as such parties may reasonably request;

(2) if requested by a majority of selling Holders, an opinion, dated the date of effectiveness of the Shelf Registration Statement, as the case may be, of counsel for the Company, the Co-Issuer and the Guarantors, covering the matters relevant for the Shelf Registration statement and set forth in the opinions delivered pursuant to Section 6(a) of the Dealer Manager Agreement and such other matters as such parties may reasonably request, and in any event including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the

Company, the Co-Issuer and the Guarantors, representatives of the independent public accountants for the Company, the Co-Issuer and the Guarantors, representatives of the underwriter(s), if any, and counsel to the underwriter(s), if any, in connection with the preparation of such Registration Statement and the related Prospectus and have considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing no facts came to such counsel’s attention that caused such counsel to believe that the applicable Shelf Registration Statement, (A) at the time such Shelf Registration Statement or any post-effective amendment thereto became effective, and (B) at the applicable time identified by such Holders or managing underwriters, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Shelf Registration Statement as of its date and at the date of the opinion, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein not misleading. Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial data included in any Shelf Registration Statement contemplated by this Agreement or the related Prospectus;

(3) if requested by a majority of selling Holders, a customary comfort letter, dated the date of effectiveness of the Shelf Registration Statement, from the Company’s and the Co-Issuer’s independent accountants, in the customary form and covering matters of the type customarily requested to be covered in comfort letters by underwriters in connection with primary underwritten offerings, and covering or affirming the matters set forth in the comfort letters delivered pursuant to Section 6(e) of the Dealer Manager Agreement, without exception; and

(4) if requested by a majority of selling Holders, a customary comfort letter, dated the date of effectiveness of the Shelf Registration Statement, from the Additional Guarantor’s independent accountants, in the customary form and covering matters of the type customarily requested to be covered in comfort letters by underwriters in connection with primary underwritten offerings, and covering or affirming the matters set forth in the comfort letters delivered pursuant to Section 6(f) of the Dealer Manager Agreement, without exception.

(B) set forth in full or incorporate by reference in the underwriting agreement, if any, the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section 8; and

(C) deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with Section 6(c)(xi)(A) hereof and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company, the Co-Issuer or any of the Guarantors pursuant to this Section 6(c)(xi), if any.

If at any time the representations and warranties of the Company, the Co-Issuer and the Guarantors contemplated in Section 6(c)(xi)(A)(1) hereof cease to be true and correct, the Company, the Co-Issuer or the Guarantors shall so advise the Dealer Managers and the underwriter(s), if any, and each selling Holder promptly and, if requested by such Persons, shall confirm such advice in writing;

(xii) prior to any public offering of Transfer Restricted Second Lien Securities or Transfer Restricted Subordinated Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Second Lien Securities and the Transfer Restricted Subordinated Securities under the state securities or blue sky laws of such jurisdictions as the selling Holders or underwriter(s), if any, may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Second Lien Securities and the Transfer Restricted Subordinated Securities covered by the Shelf Registration Statement; provided, however, that none of the Company, the Co-Issuer or the Guarantors shall be required to register or qualify as a foreign corporation where it is not then so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not then so subject;

(xiii) issue, upon the request of any Holder of Initial Second Lien Securities or Initial Subordinated Securities covered by the Exchange Offer Registration Statement, Second Lien Exchange Securities or Subordinated Exchange Securities, as applicable, having an aggregate principal amount equal to the aggregate principal amount (subject to any adjustment in principal required by the Second Lien Indenture or the Subordinated Indenture, as applicable) of Initial Second Lien Securities or Initial Subordinated Securities, as applicable, surrendered to the Company and the Co-Issuer by such Holder in exchange therefor or being sold by such Holder; such Second Lien Exchange Securities or Subordinated Exchange Securities to be registered in the name of such Holder or in the name of the purchaser(s) of such Second Lien Exchange Securities or Subordinated Exchange Securities, as the case may be; in return, the Initial Second Lien Securities or Initial Subordinated Securities held by such Holder shall be surrendered to the Company and the Co-Issuer for cancellation;

(xiv) subject to the terms of the Second Lien Indenture and the Subordinated Indenture, as the case may be, cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Second Lien Securities and Transfer Restricted Subordinated Securities to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Second Lien Securities and Transfer Restricted Subordinated Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least two Business Days prior to any sale of Transfer Restricted Second Lien Securities or Transfer Restricted Subordinated Securities made by such Holders or underwriter(s);

(xv) use its commercially reasonable efforts to cause the Transfer Restricted Second Lien Securities and the Transfer Restricted Subordinated Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Second Lien Securities or Transfer Restricted Subordinated Securities, subject to the proviso contained in Section 6(c)(xii) hereof;

(xvi) if any fact or event contemplated by Section 6(c)(iii)(D) hereof shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Second Lien Securities or Transfer Restricted Subordinated

Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading;

(xvii) provide a CUSIP number for all Initial Second Lien Securities, Initial Subordinated Securities, Second Lien Exchange Securities and Subordinated Exchange Securities not later than the effective date of the Registration Statement covering such Initial Second Lien Securities, Initial Subordinated Securities, Second Lien Exchange Securities or Subordinated Exchange Securities and provide the Trustee under the Second Lien Indenture or Subordinated Indenture, as applicable, with printed certificates for such Initial Second Lien Securities, Initial Subordinated Securities, Second Lien Exchange Securities or Subordinated Exchange Securities which are in a form eligible for deposit with the Depository Trust Company and take all other action necessary to ensure that all such Initial Second Lien Securities, Initial Subordinated Securities, Second Lien Exchange Securities and Subordinated Exchange Securities are eligible for deposit with the Depository Trust Company;

(xviii) cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter (including any “qualified independent underwriter”) that is required to be retained in accordance with the rules and regulations of FINRA;

(xix) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Transfer Restricted Second Lien Securities or Transfer Restricted Subordinated Securities are sold to underwriters in a firm commitment or best efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the Company’s and the Co-Issuer’s first fiscal quarter commencing after the effective date of the Registration Statement;

(xx) cause the Second Lien Indenture and the Subordinated Indenture to be qualified under the Trust Indenture Act not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the Holders of Transfer Restricted Second Lien Securities and Transfer Restricted Subordinated Securities to effect such changes to the Second Lien Indenture or Subordinated Indenture as may be required for such indentures to be so qualified in accordance with the terms of the Trust

Indenture Act; and to execute, and to use its commercially reasonable efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Second Lien Indenture and Subordinated Indenture to be so qualified in a timely manner; and

(xxi) provide promptly to each Holder upon request each document filed with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act.

Each Holder agrees by acquisition of a Transfer Restricted Second Lien Security or Transfer Restricted Subordinated Security that, upon receipt of any notice from the Company and the Co-Issuer of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Second Lien Securities and Transfer Restricted Subordinated Securities pursuant to the applicable Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof, or until it is advised in writing (the “Advice”) by the Company and the Co-Issuer that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company and the Co-Issuer, each Holder will deliver to the Company and the Co-Issuer (at the Company’s and the Co-Issuer’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Transfer Restricted Second Lien Securities and Transfer Restricted Subordinated Securities that was current at the time of receipt of such notice. In the event the Company and the Co-Issuer shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days (a “Delay Period”) during the period from and including the date of the giving of such notice pursuant to Section 6(c)(iii)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof or shall have received the Advice; provided that there shall not be more than 75 days of Delay Periods during any 12-month period; provided further, however, that (except as provided in Section 5 hereof) no such extension shall be taken into account in determining whether Additional Interest is due pursuant to Section 5 hereof or the amount of such Additional Interest, it being agreed that the Company’s and the Co-Issuer’s option to suspend use of a Registration Statement pursuant to this paragraph shall be treated as a Registration Default for purposes of Section 5 hereof.

SECTION 7. Registration Expenses.

(a) All expenses incident to the Company’s, the Co-Issuer’s and the Guarantors’ performance of or compliance with this Agreement will be borne by the Company, the Co-Issuer and the Guarantors, jointly and severally, regardless of whether a Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees and expenses (including filings made by any Dealer Manager or Holder with FINRA (and, if applicable, the fees and expenses of any “qualified independent underwriter”, and one counsel to such person, that may be required by the rules and regulations of FINRA); (ii) all fees and expenses of compliance with federal securities and state securities or blue sky laws (including the reasonable fees and disbursements of one counsel to the Holders of Transfer Restricted Second Lien Securities and one counsel to the Holders of Transfer Restricted Subordinated Securities); (iii) all expenses of printing (including printing certificates for the Second Lien Exchange Securities and the Subordinated Exchange Securities to be issued in the Exchange Offer, and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company, the Co-Issuer, the Guarantors and, subject to Section 7(b) hereof, one counsel to the Holders of Transfer Restricted Second Lien Securities and one counsel to the Holders of Transfer Restricted Subordinated Securities; (v) all application and filing fees in connection with listing the Second Lien Exchange Securities and Subordinated Exchange Securities on a securities exchange or automated quotation system pursuant to the requirements thereof; and (vi) all fees and disbursements of independent certified public accountants of the Company, the Co-Issuer and the Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance).

Each of the Company, the Co-Issuer and the Guarantors will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company, the Co-Issuer or the Guarantors.

(b) In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement), the Company, the Co-Issuer and the Guarantors, jointly and severally, will reimburse the Dealer Managers and the Holders of Transfer Restricted Second Lien Securities and Transfer Restricted Subordinated Securities being tendered in the Exchange Offer and/or resold pursuant to the “Plan of Distribution” contained in the Exchange Offer Registration Statement or registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, who shall be Davis Polk & Wardwell LLP or such other counsel as may be chosen by the Holders of a majority in principal amount of the Transfer Restricted Second Lien Securities and Transfer Restricted Subordinated Securities for whose benefit such Registration Statement is being prepared.

SECTION 8. Indemnification.

(a) The Company, the Co-Issuer and the Guarantors, jointly and severally, agree to indemnify and hold harmless (i) each Holder and (ii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any Holder (any of the Persons referred to in this clause (ii) being hereinafter referred to as a “controlling person”) and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person (any Person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an “Indemnified Holder”), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including, without limitation, and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing, settling, compromising, paying or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Holder), joint or several, directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus (or any amendment or supplement thereto) or Free Writing Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any of the Holders furnished in writing to the Company and the Co-Issuer by any of the Holders expressly for use therein. This indemnity agreement shall be in addition to any liability that the Company, the Co-Issuer or any of the Guarantors may otherwise have.

In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against any of the Indemnified Holders with respect to which indemnity may be sought against the Company, the Co-Issuer or the Guarantors, such Indemnified Holder (or the Indemnified Holder controlled by such controlling person) shall promptly notify the Company, the Co-Issuer and the Guarantors in writing; provided, however, that the failure to give such notice shall not relieve any of the Company, the Co-Issuer or the Guarantors of its obligations pursuant to this Agreement. Such Indemnified Holder shall have the right to employ its own counsel in any such action and the fees and expenses of such counsel shall be paid, as incurred, by the Company, the Co-Issuer and the Guarantors (regardless of whether it is ultimately determined that an Indemnified Holder is not entitled to indemnification hereunder). The Company, the Co-Issuer and the Guarantors shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for such Indemnified Holders, which firm shall be designated by the Holders. The Company, the Co-Issuer and the Guarantors shall be liable for any settlement of any such action or proceeding effected with the Company’s, the Co-Issuer’s and the Guarantors’ prior written consent, which consent shall not be withheld unreasonably, and each of the Company, the Co-Issuer and the Guarantors agrees to indemnify and hold harmless any Indemnified Holder from and against any loss, claim, damage, liability or expense by reason of any settlement of any action effected with the written consent of the Company, the Co-Issuer and the Guarantors. The Company, the Co-Issuer and the Guarantors shall not, without the prior written consent of each Indemnified Holder, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Holder is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Holder from all liability arising out of such action, claim, litigation or proceeding.

(b) Each Holder of Transfer Restricted Second Lien Securities or Transfer Restricted Subordinated Securities agrees, severally and not jointly, to indemnify and hold harmless the Company, the Co-Issuer, the Guarantors and their respective directors, officers of the Company, the Co-Issuer and the Guarantors who sign a Registration Statement, and any Person controlling (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company, the Co-Issuer or any of the Guarantors, and the respective officers, directors, partners, employees, representatives and agents of each such Person, to the same extent as the foregoing indemnity from the Company, the Co-Issuer and the Guarantors to each of the Indemnified Holders, but only with respect to claims and actions based on information relating to such Holder furnished in writing by such Holder expressly for use in any Registration Statement. In case any action or proceeding shall be brought against the Company, the Co-Issuer, the Guarantors or their respective directors or officers or any such controlling person in respect of which indemnity may be sought against a Holder of Transfer Restricted Second Lien Securities or Transfer Restricted Subordinated Securities, such Holder shall have the rights and duties given the Company, the Co-Issuer and the Guarantors, and the Company, the Co-Issuer, the Guarantors, their respective directors and officers and such controlling person shall have the rights and duties given to each Holder by the preceding paragraph.

(c) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under Section 8(a) or (b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities, judgments, actions or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by the Company, the Co-Issuer and the Guarantors, on the one hand, and the Holders, on the other hand, from the offering of Transfer Restricted Second Lien Securities and Transfer Restricted Subordinated Securities, the solicitation of consents pursuant to the Second Lien Notes Exchange Offer and Consent Solicitation, the solicitation of consents pursuant to the Subordinated Notes Exchange Offer and Consent Solicitation and the amount of Additional Interest which did not become payable as a result of the filing of the Registration Statement resulting in such losses, claims, damages, liabilities, judgments actions or expenses, and such Registration Statement, or if such allocation is not permitted by applicable law, the relative fault of the Company, the Co-Issuer and the Guarantors, on the one hand, and the Holders, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company and the Co-Issuer on the one hand and of the Indemnified Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Co-Issuer or any of the Guarantors, on the one hand, or the Indemnified Holders, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 8(a) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company, the Co-Issuer, the Guarantors and each Holder of Transfer Restricted Second Lien Securities and Transfer Restricted Subordinated Securities agree that it would not be just and equitable if contribution pursuant to this Section 8(c) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, none of the

Holders (and its related Indemnified Holders) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total discount received by such Holder with respect to the Initial Second Lien Securities or Initial Subordinated Securities, as the case may be, exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 1l(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 8(c) are several in proportion to the respective principal amount of Initial Second Lien Securities or Initial Subordinated Securities, as the case may be, held by each of the Holders hereunder and not joint.

SECTION 9. Additional Guarantor. On the date of the completion of the Merger, the Company shall cause the Additional Guarantor to execute a counterpart to this Agreement in the form attached hereto as Annex A and to deliver such counterpart to the Dealer Managers no later than five Business Days following the execution thereof.

SECTION 10. Rule 144A. Each of the Company, the Co-Issuer and the Guarantors hereby agrees with each Holder, for so long as any Transfer Restricted Second Lien Securities or any Transfer Restricted Subordinated Securities remain outstanding, to make available to any Holder or beneficial owner of Transfer Restricted Second Lien Securities or Transfer Restricted Subordinated Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Second Lien Securities or Transfer Restricted Subordinated Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Second Lien Securities and Transfer Restricted Subordinated Securities pursuant to Rule 144A under the Securities Act.

SECTION 11. Participation In Underwritten Registrations. No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder’s Transfer Restricted Second Lien Securities and Transfer Restricted Subordinated Securities, as applicable, on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

SECTION 12. Selection Of Underwriters. The Holders of Transfer Restricted Second Lien Securities and Transfer Restricted Subordinated Securities covered by the Shelf Registration Statement who desire to do so may sell such

Transfer Restricted Second Lien Securities and Transfer Restricted Subordinated Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker(s) and managing underwriter(s) that will administer such offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Second Lien Securities and Transfer Restricted Subordinated Securities included in such offering; provided, however, that such investment banker(s) and managing underwriter(s) must be reasonably satisfactory to the Company and the Co-Issuer.

SECTION 13. Miscellaneous.

(a) Remedies. Each of the Company, the Co-Issuer and the Guarantors hereby agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

(b) No Inconsistent Agreements. Each of the Company, the Co-Issuer and the Guarantors will not on or after the date of this Agreement enter into any agreement with respect to its securities that conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with the rights granted to the holders of the Company’s and the Co-Issuer’s or any of the Guarantors’ securities under any agreement in effect on the date hereof.

(c) Adjustments Affecting the Initial Second Lien Securities or the Initial Subordinated Securities. Neither the Company nor the Co-Issuer will effect any change, or permit any change to occur, in each case, with respect to the terms of the Initial Second Lien Securities and the Initial Subordinated Securities that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer.

(d) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company and the Co-Issuer have (i) in the case of Section 5 hereof and this Section 13(d)(i), obtained the written consent of Holders of all outstanding Transfer Restricted Second Lien Securities and Transfer Restricted Subordinated Securities and (ii) in the case of all other provisions hereof, obtained the written consent of Holders of a majority of the outstanding principal amount of each of the Transfer Restricted Second Lien Securities and Transfer Restricted Subordinated Securities (excluding any Transfer Restricted Second Lien Securities and any Transfer Restricted Subordinated Securities held by the Company, the Co-Issuer or their affiliates). Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of each of the Transfer Restricted Second Lien Securities and Transfer Restricted Subordinated Securities being tendered or registered; provided, however, that, with respect to any matter that directly or indirectly affects the rights of any Dealer Manager hereunder, the Company and the Co-Issuer shall obtain the written consent of each such Dealer Manager with respect to which such amendment, qualification, supplement, waiver, consent or departure is to be effective.

(e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), electronic mail, telecopier, or air courier guaranteeing overnight delivery:

(i) if to a Holder, at the address set forth on the records of the Registrar under the Second Lien Indenture or the Subordinated Indenture, as the case may be, with a copy to the Registrar under the Second Lien Indenture or the Subordinated Indenture, as applicable; and

(ii) if to the Company, the Co-Issuer or the Guarantors:

Verso Paper Holdings LLC

6775 Lenox Court Park, Suite 400

Memphis, Tennessee 38115

Telecopier No.: (901) 369-4197

Attention: Robert P. Mundy

With a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019

Fax: (212) 492-0458

Attention: David S. Huntington, Esq.

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied or e-mailed; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address or addresses specified in the Second Lien Indenture and the Subordinated Indenture.

(f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation, and without the need for an express assignment, subsequent Holders of Transfer Restricted Second Lien Securities and Transfer Restricted Subordinated Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Second Lien Securities or Transfer Restricted Subordinated Securities, as the case may be, from such Holder.

(g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW RULES THEREOF.

(j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company and the Co-Issuer with respect to the Transfer Restricted Second Lien Securities and the Transfer Restricted Subordinated Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

VERSO PAPER HOLDINGS LLC

VERSO PAPER INC.

NEXTIER SOLUTIONS CORPORATION

VERSO ANDROSCOGGIN LLC

VERSO BUCKSPORT LLC

VERSO FIBER FARM LLC

VERSO MAINE ENERGY LLC

VERSO PAPER LLC

VERSO QUINNESEC LLC

VERSO QUINNESEC REP HOLDING INC.

VERSO SARTELL LLC

By:	/s/ Robert P. Mundy
	Name:	Robert P. Mundy
	Title:	Senior Vice President and Chief Financial Officer

[Signature page to Notes Registration Rights Agreement]

The foregoing Notes Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

EVERCORE GROUP L.L.C. CREDIT SUISSE SECURITIES (USA) LLC BARCLAYS CAPITAL INC. As Dealer Managers

EVERCORE GROUP L.L.C.

By:	/s/ Lloyd A. Sprung
	Name:	Lloyd A. Sprung
	Title:	Senior Managing Director

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Ben Oren
	Name:	Ben Oren
	Title:	Managing Director

BARCLAYS CAPITAL INC.

By:	/s/ Thomas M. Blouin
	Name:	Thomas M. Blouin
	Title:	Managing Director

[Signature page to Notes Registration Rights Agreement]

Schedule A

Guarantors

1. nexTier Solutions Corporation, a California corporation

2. Verso Androscoggin LLC, a Delaware limited liability company

3. Verso Bucksport LLC, a Delaware limited liability company

4. Verso Fiber Farm LLC, a Delaware limited liability company

5. Verso Maine Energy LLC, a Delaware limited liability company

6. Verso Paper LLC, a Delaware limited liability company

7. Verso Quinnesec LLC, a Delaware limited liability company

8. Verso Quinnesec REP Holding Inc., a Delaware corporation

9. Verso Sartell LLC, a Delaware limited liability company

10. From and after the date of the completion of the Merger, the Additional Guarantor

Annex A

Joinder to Notes Registration Rights Agreement

Reference is made to the Notes Registration Rights Agreement dated as of August 1, 2014 (the “Agreement”), by and among Verso Paper Holdings LLC, a Delaware limited liability company, Verso Paper Inc., a Delaware corporation, the Guarantors party thereto and Evercore Group L.L.C., Credit Suisse Securities (USA) LLC and Barclays Capital Inc., as Dealer Managers. The undersigned hereby absolutely, unconditionally and irrevocably agrees as a Guarantor (as defined in the Agreement) to be bound by the terms and provisions of such Agreement.

Capitalized terms used but not defined herein have the meaning assigned to them in the Agreement.

IN WITNESS WHEREOF, the undersigned has executed this counterpart as of             , 201    .

[GUARANTOR], as a Guarantor

By:
Name:
Title: